Free Writing Prospectus (To the Prospectus dated July 19, 2013 and the Prospectus Supplement dated July 19, 2013)	Filed Pursuant to Rule 433 Registration No. 333-190038 July 22, 2014

$ Notes Due August 12, 2015 Linked to an Unequally Weighted Basket of 16 Equity Securities Global Medium-Term Notes, Series A
General
•
The Notes are designed for investors who seek a return based on the performance of an unequally weighted basket of 16 equity securities over the term of the Notes, as reduced by the Adjustment Factor (as described herein).  Investors should be willing to forgo interest and dividend payments and, if the level of the Basket does not increase by at least approximately 0.05%, be willing to lose some or all of their investment at maturity.

•	Senior unsecured obligations of Barclays Bank PLC maturing August 12, 2015†
•	Minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof
•	The Notes are expected to price on or about July 25, 2014† (the “Pricing Date”) and are expected to issue on or about July 30, 2014† (the “Issue Date”).
Key Terms	Terms used in this free writing prospectus, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
Issuer:	Barclays Bank PLC
Basket:
The Basket consists of 16 equity securities (each a “Basket Component” and collectively, the “Basket Components”).  The Bloomberg ticker symbol, Weighting and Initial Basket Component Value of each Basket Component are set forth under “The Basket” on page FWP-3 of this free writing prospectus.

Payment at Maturity:
You will receive a cash payment on the Maturity Date per $1,000 principal amount Note that will reflect the performance of the Basket, as reduced by the Adjustment Factor, calculated as follows:
$1,000 × (1+ Basket Return) × Adjustment Factor
If the Final Basket Level does not increase from the Initial Basket Level by at least approximately 0.05%, you will lose some or all of your investment at maturity.  As a result of the Adjustment Factor, the return on the Notes will be less than the return of the Basket.
Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due.  In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Basket Return:	Final Basket Level – Initial Basket Level Initial Basket Level
Adjustment Factor:	99.95%
Initial Basket Level:	Set equal to 100 on the Pricing Date
Final Basket Level:	The arithmetic average of the Basket Closing Levels on the Averaging Dates (rounded to two decimal places)
Basket Closing Level:
The Basket Closing Level on any Averaging Date will reflect the weighted returns of the Basket Components, calculated as follows:
100 × [1 + the aggregate sum, for all Basket Components, of
(Component Return of each such Basket Component on such Averaging Date × Weighting of such Basket Component)]

Component Return:
On any Averaging Date, the Component Return of each Basket Component will equal:
(Ending Basket Component Value on such Averaging Date – Initial Basket Component Value) / Initial Basket Component Value

Initial Basket Component Value:
The Initial Basket Component Value of each Basket Component will equal the closing price of such Basket Component on the Pricing Date and will be set forth under “Basket—Initial Basket Component Value” below.

Ending Basket Component Value:	On any Averaging Date, the Ending Basket Component Value of each Basket Component will equal the closing price of such Basket Component on such Averaging Date.
Averaging Dates†:	August 3, 2015, August 4, 2015, August 5, 2015, August 6, 2015 and August 7, 2015 (August 7, 2015, the “Final Valuation Date”)
Maturity Date†:	August 12, 2015
Calculation Agent:	Barclays Bank PLC
CUSIP/ISIN:	06741UGL2 / US06741UGL26
†
Expected.  In the event we make any change to the expected Pricing Date or Issue Date, the Averaging Dates and/or the Maturity Date may be changed so that the stated term of the Notes remains the same.  In addition, the Averaging Dates and the Maturity Date are subject to postponement.  See “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.  Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

	Initial Issue Price1	Price to Public2	Agent’s Commission	Proceeds to Barclays Bank PLC
Per Note	$1,000	100%	0.75%	99.25%
Total	$●	$●	$●	$●
1
Our estimated value of the Notes on the Pricing Date, based on our internal pricing models, is expected to be between $970.00 and $984.80 per Note.  The estimated value is expected to be less than the initial issue price of the Notes.  See “Additional Information Regarding Our Estimated Value of the Notes” on page FWP-34 of this free writing prospectus.

2
The price to the public for any single purchase by an investor in certain trust accounts, who is not being charged the full selling concession or fee by other dealers of approximately 0.75%, is 99.25%.  The price to the public for all other purchases of Notes is 100%.

Investing in the Notes involves a number of risks.  See “Risk Factors” beginning on page S-6 of the prospectus supplement and “Selected Risk Considerations” beginning on page FWP-5 of this free writing prospectus.
The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The Notes are not bank deposits and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan Placement Agent

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering.  Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details.  You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, preliminary pricing supplement, if any, and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 2-3430).  A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue —Attn: US InvSol Support, New York, NY 10019.
You may revoke your offer to purchase the Notes at any time prior to the pricing as described on the cover of this free writing prospectus.  We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance.  In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes in which case we may reject your offer to purchase.

Additional Terms Specific to the Notes

You should read this free writing prospectus together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part.  This free writing prospectus, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

•	Prospectus supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

Our SEC file number is 1-10257.  As used in this free writing prospectus, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

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The Basket

The Bloomberg ticker symbol, Weighting and Initial Basket Component Value of each Basket Component are set forth in the table below.

Basket Component	Bloomberg Ticker Symbol	Weighting	Initial Basket Component Value
The common stock of Pfizer Inc.	PFE<equity>	6 2⁄3%	$
The common stock of Merck & Co., Inc.	MRK<equity>	6 2⁄3%	$
The American depositary shares of Sanofi	SNY<equity>	6 2⁄3%	$
The common stock of Bristol-Myers Squibb Company	BMY<equity>	6 2⁄3%	$
The common stock of Walgreen Co.	WAG<equity>	6 2⁄3%	$
The common stock of Eli Lilly and Company	LLY<equity>	6 2⁄3%	$
The common stock of Mylan Inc.	MYL<equity>	6 2⁄3%	$
The ordinary shares of Perrigo Company plc	PRGO<equity>	6 2⁄3%	$
The common stock of Zoetis Inc.	ZTS<equity>	6 2⁄3%	$
The common stock of Biogen Idec Inc.	BIIB<equity>	5 5⁄7%	$
The common stock of Celgene Corporation	CELG<equity>	5 5⁄7%	$
The common shares of Valeant Pharmaceuticals International, Inc.	VRX<equity>	5 5⁄7%	$
The common stock of Illumina, Inc.	ILMN<equity>	5 5⁄7%	$
The common stock of Endo Health Solutions Inc.	ENDP<equity>	5 5⁄7%	$
The common stock of Impax Laboratories, Inc.	IPXL<equity>	5 5⁄7%	$
The common stock of Gilead Sciences, Inc.	GILD<equity>	5 5⁄7%	$

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What Is the Total Return on the Notes at Maturity, Assuming a Range of Performances for the Basket?

The following table and examples illustrate the hypothetical payment at maturity and the hypothetical total return on the Notes.  The “total return” as used in this free writing prospectus is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount Note to $1,000.  The table and examples set forth below reflect the Initial Basket Level of 100.00 and the Adjustment Factor of 99.95% and assume the Final Basket Levels set forth below.  The actual Final Basket Level will be the arithmetic average of the Basket Closing Levels on the Averaging Dates.  Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the Notes.  The numbers appearing in the following table and examples have been rounded for ease of analysis.  The table and examples below do not take into account any tax consequences from investing in the Notes.

Final Basket Level	Basket Return	Payment at Maturity	Total Return on Notes
125.00	25.00%	$1,249.375	24.9375%
120.00	20.00%	$1,199.400	19.9400%
115.00	15.00%	$1,149.425	14.9425%
105.00	5.00%	$1,049.475	4.9475%
100.05	0.05%	$1,000.000	0.0000%
100.02	0.02%	$999.700	-0.0300%
100.00	0.00%	$999.500	-0.0500%
95.00	-5.00%	$949.525	-5.0475%
90.00	-10.00%	$899.550	-10.0450%
85.00	-15.00%	$849.575	-15.0425%
80.00	-20.00%	$799.600	-20.0400%
70.00	-30.00%	$699.650	-30.0350%
60.00	-40.00%	$599.700	-40.0300%
50.00	-50.00%	$499.750	-50.0250%
40.00	-60.00%	$399.800	-60.0200%
30.00	-70.00%	$299.850	-70.0150%
20.00	-80.00%	$199.900	-80.0100%
10.00	-90.00%	$99.950	-90.0050%
0.00	-100.00%	$0.000	-100.0000%

Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and total return in different hypothetical scenarios are calculated.

Example 1: The level of the Basket increases from the Initial Basket Level of 100.00 to a Final Basket Level of 105.00, resulting in a Basket Return of 5.00%.

The investor receives a payment at maturity of $1,049.475 per $1,000 principal amount Note, calculated as follows:

$1,000 × (1 + Basket Return) × 99.95%

$1,000 × (1 + 5.00%) × 99.95% = $1,049.475

The total return on the Notes is 4.9475%.

Example 2: The level of the Basket decreases from the Initial Basket Level of 100.00 to a Final Basket Level of 60.00, resulting in a Basket Return of -40.00%.

The investor receives a payment at maturity of $599.700 per $1,000 principal amount Note, calculated as follows:

$1,000 × (1 + Basket Return) × 99.95%

$1,000 × (1 + -40.00%) × 99.95% = $599.700

The total return on the Notes is -40.0300%.

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Example 3: The level of the Basket remains unchanged from the Initial Basket Level of 100.00, resulting in a Basket Return of 0.00%.

The investor receives a payment at maturity of $999.500 per $1,000 principal amount Note, calculated as follows:

$1,000 × (1 + Basket Return) × 99.95%

$1,000 × (1 + 0.00%) × 99.95% = $999.500

The total return on the Notes is -0.0500%.

Selected Purchase Considerations

•
Market Disruption Events and Adjustments — The Basket Components, the closing prices of the Basket Components, the Averaging Dates, the Maturity Date and the payment at maturity are subject to adjustment as described in the following sections of the prospectus supplement:

o
For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof.”  Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date; and

o
For a description of further adjustments that may affect the Basket Components and events that may result in the acceleration of the Maturity Date, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset,” “Reference Assets—Equity Securities—American Depositary Shares and Deposit Agreements” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket.”

•
Tax Consequences — You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement.  The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Notes.  The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel, the Notes should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the Basket.  Assuming this treatment is respected, gain or loss on your Notes should be treated as long-term capital gain or loss if you hold your Notes for more than a year, whether or not you are an initial purchaser of Notes at the original issue price.  However, the Internal Revenue Service (the “IRS”) or a court may not respect this treatment, in which case the timing and character of any income or loss on the Notes could be materially and adversely affected.  In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect.  You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Notes, including possible alternative treatments and the issues presented by this notice.

We do not believe that payments on the Notes to non-U.S. holders are subject to the Section 871(m) withholding tax described under the heading “—Tax Treatment of Non-U.S. Holders” in the accompanying prospectus supplement.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Basket or the Basket Components.  These risks are explained in more detail in the “Risk Factors” sections of the prospectus supplement, including but not limited to the risk factors discussed under the following headings:

o	“Risk Factors—Risks Relating to All Securities”;

o	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest”;

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o	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

o
“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”; and

o	“Risk Factors—Additional Risks Relating to Securities Based on a Basket Composed of More Than the Reference Asset.”

In addition to the risks discussed under the headings above, you should consider the following:

•
You May Lose Some or All of Your Principal — The Notes differ from ordinary debt securities in that the Issuer will not necessarily pay the full principal amount at maturity.  If the Final Basket Level does not increase from the Initial Basket Level by at least approximately 0.05%, the Notes will be exposed to the decline in the Basket, as reduced by the Adjustment Factor, and you will lose some or all of your investment at maturity.

•
The Adjustment Factor Will Diminish Any Increase in the Level of the Basket and Magnify Any Decline in the Level of the Basket — The Adjustment Factor will diminish any increase in the level of the Basket and magnify any decline in the level of the Basket.  For each 1% that the Final Basket Level is greater than the Initial Basket Level, the return on the Notes will increase by less than 1%.  In addition, for each 1% that the Final Basket Level is less than the Initial Basket Level, you will lose more than 1% of your principal amount, provided that the payment at maturity will not be less than zero.

•
Credit of Issuer — The Notes are senior unsecured debt obligations of the Issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due.  In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

•	No Interest Payments — As a holder of the Notes, you will not receive interest payments.

•
Lack of Liquidity — The Notes will not be listed on any securities exchange.  Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Notes but are not required to do so, and may discontinue any such secondary market making at any time, without notice.  Barclays Capital Inc. may at any time hold unsold inventory, which may inhibit the development of a secondary market for the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily.  Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

•
Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as Calculation Agent and hedging our obligations under the Notes.  In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

•
Suitability of the Notes for Investment — You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the prospectus supplement and the prospectus. Neither the Issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the Notes for investment.

•
The Payment at Maturity on Your Notes Is Not Based on the Level of the Basket at Any Time Other Than the Averaging Dates — The Final Basket Level and the Basket Return will be based solely on the arithmetic average of the Basket Closing Levels on the Averaging Dates relative to the Initial Basket Level. Therefore, if the level of the Basket drops precipitously on one or more of the Averaging Dates, the payment at maturity, if any, that you will receive for your Notes may be significantly less than it would otherwise have been had the payment at maturity been linked to the level of the Basket at a time prior to such drop or after the level of the Basket has recovered. Although the level of the Basket on the Maturity Date or at other times during the life of your Notes may be higher than the Basket Closing Level on the Averaging Dates, you will not benefit from the level of the Basket at any time other than on the Averaging Dates.

•
Owning the Notes Is Not the Same as Owning the Basket Components — The return on your Notes may not reflect the return you would realize if you actually owned the Basket Components.  For instance, as a holder of the Notes, you will not have voting rights, rights to receive cash dividends or other distribution or other rights that holders of the Basket Components would have.

•
Correlation (or Lack of Correlation) of Performances Among the Basket Components May Adversely Affect Your Return on the Notes, and Changes in the Value of One or More of the Basket Components May Offset Each Other — Value movements in the Basket Components may not correlate with each other.  At a time when the value of one Basket Component increases in value, the value of the other Basket Components may not increase as much, or may even decline in value.  Therefore, in calculating the Basket Components’ performance on the Averaging Dates, an increase in the value of one basket component may be moderated, or wholly offset, by lesser increases or declines in the value of other Basket Components.  In addition, however, high correlation of movements in the values of the Basket Components could adversely affect your return on the Notes during periods of negative performance of the Basket Components.

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•
Antidilution Adjustments — For certain corporate events affecting a Basket Component, the Calculation Agent may make adjustments to the amounts payable on the Notes.  However, the Calculation Agent will not make such adjustments in response to all events that could affect the Basket Components.  If an event occurs that does not require the Calculation Agent to make such adjustments, the value of the Notes may be materially and adversely affected.  In addition, all determinations and calculations concerning any such adjustments will be made in the sole discretion of the Calculation Agent, which will be binding on you absent manifest error.  You should be aware that the Calculation Agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this free writing prospectus or the prospectus supplement as necessary to achieve an equitable result.

•
In Some Circumstances, the Payment You Receive on the Notes May Be Based on the Stock of Another Company and Not a Basket Component — Following certain corporate events relating to the issuer of a Basket Component where the issuer of such Basket Component is not the surviving entity, your return on the Notes paid by Barclays Bank PLC may be based on the shares of a successor to the issuer of such Basket Component or any cash or any other assets distributed to holders of such Basket Component in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the sections “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset,” “Reference Assets—Equity Securities—American Depositary Shares and Deposit Agreements” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket” of the prospectus supplement.

•
Risks Associated with Non-U.S. Companies — An investment linked to the value of securities issued by non-U.S. companies, such as (a) the American depositary shares of Sanofi, which are issued by a company incorporated under the laws of France with its principal executive offices and primary operations located in France, (b) the ordinary shares of Perrigo Company plc, which are issued by a company incorporated under the laws of Ireland with its principal executive offices and primary operations located in Ireland, or (c) the common shares of Valeant Pharmaceuticals International, Inc, which are issued by a company incorporated under the laws of Canada with its principal executive offices and primary operations located in Canada, involves risks associated with such countries of organization and operation. The prices of such company’s securities may be affected by political, economic, financial and social factors in such countries, including changes in such countries’ government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

•
There Are Important Differences Between the American Depositary Shares and the Ordinary Shares of Sanofi — You should be aware that your return on the Notes is linked in part to the price of American depositary shares representing the ordinary shares of Sanofi and not the underlying ordinary shares of Sanofi. There are important differences between the rights of holders of American depositary shares and the rights of holders of the ordinary shares. Each American depositary share is a security evidenced by American depositary receipts, one of which represent one-half of one ordinary share of Sanofi. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the relevant non-U.S. issuer, and holders of the American depositary shares, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of Sanofi may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your Notes.

•
Exchange Rate Risk with Respect to the American Depositary Shares of Sanofi — Because American depositary shares are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for the Notes.

•
The Notes Are Subject to Risks Associated with Non-U.S. Securities Markets with Respect to the American Depositary Shares of Sanofi — Because non-U.S. equity securities underlying the American depositary shares of Sanofi may be publicly traded in the applicable non-U.S. countries and are denominated in currencies other than U.S. dollars, investments in the Notes involve particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the non-U.S. issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies.

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Moreover, non-U.S. economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

•
Many Economic and Market Factors Will Impact the Value of the Notes — In addition to the value of the Basket Components on any day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

o	the expected volatility of the Basket Components;

o	the time to maturity of the Notes;

o	the correlation (or lack of correlation) in price movements among the Basket Components;

o	the dividend rate on the Basket Components;

o	interest and yield rates in the market generally;

o	supply and demand for the Notes;

o	a variety of economic, financial, political, regulatory or judicial events; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•
The Estimated Value of Your Notes Might Be Lower if Such Estimated Value Were Based on the Levels at Which Our Debt Securities Trade in the Secondary Market — The estimated value of your Notes on the Pricing Date is based on a number of variables, including our internal funding rates.  Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market.  As a result of this difference, the estimated values referenced above may be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

•
The Estimated Value of Your Notes Is Expected to Be Lower Than the Initial Issue Price of Your Notes — The estimated value of your Notes on the Pricing Date is expected to be lower, and may be significantly lower, than the initial issue price of your Notes.  The difference between the initial issue price of your Notes and the estimated value of the Notes is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost that we may incur in hedging our obligations under the Notes, and estimated development and other costs that we may incur in connection with the Notes.

•
The Estimated Value of the Notes Is Based on Our Internal Pricing Models, Which May Prove to Be Inaccurate and May Be Different from the Pricing Models of Other Financial Institutions — The estimated value of your Notes on the Pricing Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize.  These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Notes may not be consistent with those of other financial institutions that may be purchasers or sellers of Notes in the secondary market.  As a result, the secondary market price of your Notes may be materially different from the estimated value of the Notes determined by reference to our internal pricing models.

•
The Estimated Value of Your Notes Is Not a Prediction of the Prices at Which You May Sell Your Notes in the Secondary Market, if Any, and Such Secondary Market Prices, if Any, Will Likely Be Lower Than the Initial Issue Price of Your Notes and May Be Lower Than the Estimated Value of Your Notes — The estimated value of the Notes will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do).  The price at which you may be able to sell your Notes in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Notes.  Further, as secondary market prices of your Notes take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Notes such as fees, commissions, discounts, and the costs of hedging our obligations under the Notes, secondary market prices of your Notes will likely be lower than the initial issue price of your Notes.  As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions, if any, will likely be lower than the price you paid for your Notes, and any sale prior to the Maturity Date could result in a substantial loss to you.

•
The Temporary Price at Which We May Initially Buy the Notes in the Secondary Market and the Value We May Initially Use for Customer Account Statements, if We Provide Any Customer Account Statements at All, May Not Be Indicative of Future Prices of Your Notes — Assuming that all relevant factors remain constant after the Pricing Date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market (if Barclays Capital Inc. makes a market in the Notes, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Notes on the Pricing Date, as well as the secondary market value of the Notes, for a temporary period after the initial Issue Date of the Notes.  The price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Notes.

FWP-8

•
We and Our Affiliates May Engage in Various Activities or Make Determinations That Could Materially Affect Your Notes in Various Ways and Create Conflicts of Interest — We and our affiliates establish the offering price of the Notes for initial sale to the public, and the offering price is not based upon any independent verification or valuation.  Additionally, the role played by Barclays Capital Inc., as a dealer in the Notes, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Notes. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Notes and such compensation or financial benefit may serve as an incentive to sell these Notes instead of other investments.  We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.  Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the Notes.  Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Notes.  Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Notes.  We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Notes into account in conducting these activities.

•
The U.S. Federal Income Tax Consequences of an Investment in the Notes Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Notes, and we do not plan to request a ruling from the IRS.  Consequently, significant aspects of the tax treatment of the Notes are uncertain, and the IRS or a court might not agree with the treatment of the Notes as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment for the Notes, the tax consequences of the ownership and disposition of the Notes could be materially and adversely affected.  In addition, as described above under “Tax Consequences,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect.  You should review carefully the sections of the accompanying prospectus supplement entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

FWP-9

Information about the Basket

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.”  Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are required to file financial and other information specified by the SEC periodically.  Such information can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by each issuer of a Basket Component can be located by reference to its SEC file number provided below.  In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Basket Component Information as of July 18, 2014
Basket Component	Bloomberg Ticker Symbol	Weighting	Basket Component Closing Price
The common stock of Pfizer Inc.	PFE<equity>	6 2⁄3%	$30.73
The common stock of Merck & Co., Inc.	MRK<equity>	6 2⁄3%	$58.34
The American depositary shares of Sanofi	SNY<equity>	6 2⁄3%	$51.56
The common stock of Bristol-Myers Squibb Company	BMY<equity>	6 2⁄3%	$49.12
The common stock of Walgreen Co.	WAG<equity>	6 2⁄3%	$71.97
The common stock of Eli Lilly and Company	LLY<equity>	6 2⁄3%	$63.47
The common stock of Mylan Inc.	MYL<equity>	6 2⁄3%	$51.90
The ordinary shares of Perrigo Company plc	PRGO<equity>	6 2⁄3%	$154.81
The common stock of Zoetis Inc.	ZTS<equity>	6 2⁄3%	$32.69
The common stock of Biogen Idec Inc.	BIIB<equity>	5 5⁄7%	$304.10
The common stock of Celgene Corporation	CELG<equity>	5 5⁄7%	$85.06
The common shares of Valeant Pharmaceuticals International, Inc.	VRX<equity>	5 5⁄7%	$121.97
The common stock of Illumina, Inc.	ILMN<equity>	5 5⁄7%	$174.05
The common stock of Endo Health Solutions Inc.	ENDP<equity>	5 5⁄7%	$67.25
The common stock of Impax Laboratories, Inc.	IPXL<equity>	5 5⁄7%	$28.88
The common stock of Gilead Sciences, Inc.	GILD<equity>	5 5⁄7%	$89.19

The graph below sets forth the performance of the Basket from February 1, 2013 through July 18, 2014, based on the daily closing prices of the Basket Components, assuming the Basket Components are weighted as set forth above and that the Initial Basket Level was 100 on February 1, 2013.  The common stock of Zoetis Inc. commenced trading on the New York Stock Exchange on February 1, 2013 and therefore the performance history for the Basket shown below is limited.

FWP-10

We obtained the closing prices above and below from Bloomberg, without independent verification.  Historical performance of the Basket and the Basket Components should not be taken as an indication of future performance.  Future performance of the Basket and the Basket Components may differ significantly from historical performance, and no assurance can be given as to the level of the Basket during the term of the Notes, including on any of the Averaging Dates.  We cannot give you assurance that the performance of the Basket will result in the return of any of your initial investment.  The closing prices above and below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Included below are brief descriptions of the issuers of the Basket Components.  This information has been obtained from publicly available sources.  Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Pfizer Inc.

According to publicly available information, Pfizer Inc. (“Pfizer”) is a research-based, global biopharmaceutical company.

Information filed by Pfizer with the SEC can be located by reference to its SEC file number: 001-03619.  Pfizer’s common stock is listed on the New York Stock Exchange under the ticker symbol “PFE.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Pfizer, based on its daily closing prices.  The graph below sets forth the performance of the common stock of Pfizer from January 2, 2008 to July 18, 2014, based on the daily closing prices of the common stock of Pfizer.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	24.08	20.50	20.93
4/1/2008	6/30/2008	21.51	17.17	17.47
7/1/2008	9/30/2008	19.97	17.17	18.44
10/1/2008	12/31/2008	19.00	14.45	17.71
1/1/2009	3/31/2009	18.27	11.66	13.62
4/1/2009	6/30/2009	15.34	13.04	15.00
7/1/2009	9/30/2009	16.86	14.20	16.55
10/1/2009	12/31/2009	18.85	16.15	18.19
1/1/2010	3/31/2010	20.00	16.91	17.15
4/1/2010	6/30/2010	17.29	14.26	14.26
7/1/2010	9/30/2010	17.43	14.14	17.17
10/1/2010	12/31/2010	17.80	16.30	17.51
1/1/2011	3/31/2011	20.38	17.68	20.31
4/1/2011	6/30/2011	21.45	19.79	20.60
7/1/2011	9/30/2011	20.78	16.66	17.68
10/1/2011	12/31/2011	21.83	17.33	21.64
1/1/2012	3/31/2012	22.65	20.95	22.65
4/1/2012	6/30/2012	23.08	21.60	23.00
7/1/2012	9/30/2012	24.96	22.34	24.85
10/1/2012	12/31/2012	26.04	23.66	25.08
1/1/2013	3/31/2013	28.86	25.85	28.86
4/1/2013	6/30/2013	31.08	27.23	28.01
7/1/2013	9/30/2013	29.67	27.65	28.73

FWP-11

10/1/2013	12/31/2013	32.20	28.24	30.63
1/1/2014	3/31/2014	32.75	29.66	32.12
4/1/2014	6/30/2014	32.40	29.02	29.68
7/1/2014	7/18/2014*	30.96	30.00	30.73

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through July 18, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Merck & Co., Inc.

According to publicly available information, Merck & Co., Inc. (“Merck”) is a global healthcare company that produces prescription medicines, vaccines, biologic therapies, animal health and consumer care products, which it markets directly and through its joint ventures.

Information filed by Merck with the SEC can be located by reference to its SEC file number: 001-06571.  Merck’s common stock is listed on the New York Stock Exchange under the ticker symbol “MRK.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Merck, based on its daily closing prices.  The graph below sets forth the performance of the common stock of Merck from January 2, 2008 to July 18, 2014, based on the daily closing prices of the common stock of Merck.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	60.55	37.95	37.95
4/1/2008	6/30/2008	41.71	34.68	37.69
7/1/2008	9/30/2008	38.45	30.34	31.56
10/1/2008	12/31/2008	32.09	23.56	30.40
1/1/2009	3/31/2009	31.00	20.99	26.75
4/1/2009	6/30/2009	27.96	22.97	27.96
7/1/2009	9/30/2009	32.95	26.45	31.63
10/1/2009	12/31/2009	38.00	30.67	36.54

FWP-12

1/1/2010	3/31/2010	41.03	36.20	37.35
4/1/2010	6/30/2010	37.71	31.82	34.97
7/1/2010	9/30/2010	37.34	34.22	36.81
10/1/2010	12/31/2010	37.42	34.10	36.04
1/1/2011	3/31/2011	37.35	31.08	33.01
4/1/2011	6/30/2011	37.58	33.07	35.29
7/1/2011	9/30/2011	36.31	29.81	32.70
10/1/2011	12/31/2011	37.90	31.35	37.70
1/1/2012	3/31/2012	39.26	37.31	38.40
4/1/2012	6/30/2012	41.75	37.18	41.75
7/1/2012	9/30/2012	45.23	41.21	45.10
10/1/2012	12/31/2012	47.96	40.64	40.94
1/1/2013	3/31/2013	45.04	40.85	44.20
4/1/2013	6/30/2013	49.44	44.35	46.45
7/1/2013	9/30/2013	48.58	46.32	47.61
10/1/2013	12/31/2013	50.18	45.09	50.05
1/1/2014	3/31/2014	57.47	49.49	56.77
4/1/2014	6/30/2014	59.62	54.83	57.85
7/1/2014	7/18/2014*	59.20	57.60	58.34

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through July 18, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Sanofi

According to publicly available information, Sanofi, a French company, is a global healthcare company.

FWP-13

Information filed by Sanofi with the SEC can be located by reference to its SEC file number: 001-31368.  Sanofi’s American depositary shares are listed on the New York Stock Exchange under the ticker symbol “SNY.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the American depositary shares of Sanofi, based on its daily closing prices.  The graph below sets forth the performance of the American depositary shares of Sanofi from January 2, 2008 to July 18, 2014, based on the daily closing prices of the American depositary shares of Sanofi.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	48.78	35.46	37.54
4/1/2008	6/30/2008	39.61	32.18	33.23
7/1/2008	9/30/2008	37.00	31.50	32.87
10/1/2008	12/31/2008	33.76	25.38	32.16
1/1/2009	3/31/2009	32.69	25.02	27.93
4/1/2009	6/30/2009	33.62	26.16	29.49
7/1/2009	9/30/2009	37.76	28.90	36.95
10/1/2009	12/31/2009	40.38	36.20	39.27
1/1/2010	3/31/2010	41.55	35.51	37.36
4/1/2010	6/30/2010	37.50	28.47	30.06
7/1/2010	9/30/2010	34.02	28.26	33.25
10/1/2010	12/31/2010	36.31	30.52	32.23
1/1/2011	3/31/2011	36.20	31.87	35.22
4/1/2011	6/30/2011	40.58	35.68	40.17
7/1/2011	9/30/2011	40.40	31.50	32.80
10/1/2011	12/31/2011	37.48	31.72	36.54
1/1/2012	3/31/2012	38.92	35.32	38.75
4/1/2012	6/30/2012	39.29	33.44	37.78
7/1/2012	9/30/2012	44.61	36.81	43.06
10/1/2012	12/31/2012	47.63	42.60	47.38
1/1/2013	3/31/2013	51.08	45.30	51.08
4/1/2013	6/30/2013	55.64	49.77	51.51
7/1/2013	9/30/2013	53.24	47.64	50.63
10/1/2013	12/31/2013	54.00	48.75	53.63
1/1/2014	3/31/2014	52.54	47.77	52.28
4/1/2014	6/30/2014	54.54	51.23	53.17
7/1/2014	7/18/2014*	53.45	50.89	51.56

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through July 18, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

FWP-14

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Bristol-Myers Squibb Company

According to publicly available information, Bristol-Myers Squibb Company (“Bristol-Myers Squibb”) engages in the discovery, development, licensing, manufacturing, marketing, distribution and sale of biopharmaceutical products on a global basis.

Information filed by Bristol-Myers Squibb with the SEC can be located by reference to its SEC file number: 001-01136.  Bristol-Myers Squibb’s common stock is listed on the New York Stock Exchange under the ticker symbol “BMY.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Bristol-Myers Squibb, based on its daily closing prices.  The graph below sets forth the performance of the common stock of Bristol-Myers Squibb from January 2, 2008 to July 18, 2014, based on the daily closing prices of the common stock of Bristol-Myers Squibb.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	27.08	20.46	21.30
4/1/2008	6/30/2008	23.35	19.57	20.53
7/1/2008	9/30/2008	22.54	19.85	20.85
10/1/2008	12/31/2008	23.25	17.26	23.25
1/1/2009	3/31/2009	23.88	17.51	21.92
4/1/2009	6/30/2009	21.97	19.15	20.31
7/1/2009	9/30/2009	22.95	19.37	22.52
10/1/2009	12/31/2009	25.96	21.77	25.25
1/1/2010	3/31/2010	27.00	23.89	26.70
4/1/2010	6/30/2010	26.95	22.44	24.94
7/1/2010	9/30/2010	27.93	24.65	27.11
10/1/2010	12/31/2010	27.51	25.24	26.48
1/1/2011	3/31/2011	27.29	24.97	26.43
4/1/2011	6/30/2011	29.33	26.46	28.96
7/1/2011	9/30/2011	31.49	26.38	31.38
10/1/2011	12/31/2011	35.29	30.15	35.24

FWP-15

1/1/2012	3/31/2012	35.01	31.85	33.75
4/1/2012	6/30/2012	35.95	32.47	35.95
7/1/2012	9/30/2012	36.15	31.57	33.75
10/1/2012	12/31/2012	34.38	30.81	32.59
1/1/2013	3/31/2013	41.19	32.71	41.19
4/1/2013	6/30/2013	47.68	39.68	44.69
7/1/2013	9/30/2013	47.53	41.32	46.28
10/1/2013	12/31/2013	53.84	46.41	53.15
1/1/2014	3/31/2014	56.61	48.54	51.95
4/1/2014	6/30/2014	52.19	46.59	48.51
7/1/2014	7/18/2014*	49.12	47.86	49.12

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through July 18, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Walgreen Co.

According to publicly available information, Walgreen Co. (“Walgreens”) operates a drugstore chain in the United States. Walgreens sells prescription and non-prescription drugs as well as general merchandise, including household items, convenience and fresh foods, personal care, beauty care, photofinishing and candy.

Information filed by Walgreens with the SEC can be located by reference to its SEC file number: 001-00604.  Walgreens’ common stock is listed on the New York Stock Exchange under the ticker symbol “WAG.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Walgreens, based on its daily closing prices.  The graph below sets forth the performance of the common stock of Walgreens from January 2, 2008 to July 18, 2014, based on the daily closing prices of the common stock of Walgreens.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	38.61	33.01	38.09

FWP-16

4/1/2008	6/30/2008	38.93	32.51	32.51
7/1/2008	9/30/2008	37.27	30.96	30.96
10/1/2008	12/31/2008	29.74	21.40	24.67
1/1/2009	3/31/2009	28.16	21.50	25.96
4/1/2009	6/30/2009	31.72	26.50	29.40
7/1/2009	9/30/2009	37.47	28.70	37.47
10/1/2009	12/31/2009	40.37	36.61	36.72
1/1/2010	3/31/2010	37.49	33.29	37.09
4/1/2010	6/30/2010	37.83	26.49	26.70
7/1/2010	9/30/2010	33.81	26.36	33.50
10/1/2010	12/31/2010	39.48	33.11	38.96
1/1/2011	3/31/2011	43.34	39.21	40.14
4/1/2011	6/30/2011	45.18	40.83	42.46
7/1/2011	9/30/2011	44.14	32.53	32.89
10/1/2011	12/31/2011	35.34	30.74	33.06
1/1/2012	3/31/2012	34.80	32.63	33.49
4/1/2012	6/30/2012	35.93	28.99	29.58
7/1/2012	9/30/2012	36.60	29.61	36.44
10/1/2012	12/31/2012	37.55	32.16	37.01
1/1/2013	3/31/2013	47.68	37.18	47.68
4/1/2013	6/30/2013	50.90	44.20	44.20
7/1/2013	9/30/2013	56.23	44.12	53.80
10/1/2013	12/31/2013	60.59	54.86	57.44
1/1/2014	3/31/2014	69.09	55.57	66.03
4/1/2014	6/30/2014	76.08	63.40	74.13
7/1/2014	7/18/2014*	73.98	70.18	71.97

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through July 18, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

FWP-17

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Eli Lilly and Company

According to publicly available information, Eli Lilly and Company (“Eli Lilly”) discovers, develops, manufactures and markets human pharmaceutical products and animal health products.

Information filed by Eli Lilly with the SEC can be located by reference to its SEC file number: 001-06351.  Eli Lilly’s common stock is listed on the New York Stock Exchange under the ticker symbol “LLY.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Eli Lilly, based on its daily closing prices.  The graph below sets forth the performance of the common stock of Eli Lilly from January 2, 2008 to July 18, 2014, based on the daily closing prices of the common stock of Eli Lilly.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	57.18	47.81	51.59
4/1/2008	6/30/2008	53.06	45.61	46.16
7/1/2008	9/30/2008	49.25	43.92	44.03
10/1/2008	12/31/2008	43.69	29.91	40.27
1/1/2009	3/31/2009	40.57	27.47	33.41
4/1/2009	6/30/2009	35.95	31.88	34.64
7/1/2009	9/30/2009	35.15	32.40	33.03
10/1/2009	12/31/2009	37.51	32.47	35.71
1/1/2010	3/31/2010	37.41	33.95	36.22
4/1/2010	6/30/2010	36.92	32.25	33.50
7/1/2010	9/30/2010	37.77	33.12	36.53
10/1/2010	12/31/2010	38.06	33.66	35.04
1/1/2011	3/31/2011	35.84	33.63	35.17
4/1/2011	6/30/2011	39.15	34.99	37.53
7/1/2011	9/30/2011	39.32	34.49	36.97
10/1/2011	12/31/2011	41.75	35.58	41.56

FWP-18

1/1/2012	3/31/2012	41.80	38.49	40.27
4/1/2012	6/30/2012	42.91	39.18	42.91
7/1/2012	9/30/2012	47.64	41.98	47.41
10/1/2012	12/31/2012	53.81	45.91	49.32
1/1/2013	3/31/2013	56.79	49.51	56.79
4/1/2013	6/30/2013	58.33	49.06	49.12
7/1/2013	9/30/2013	54.96	49.92	50.33
10/1/2013	12/31/2013	51.34	47.65	51.00
1/1/2014	3/31/2014	59.85	50.73	58.86
4/1/2014	6/30/2014	63.10	58.21	62.17
7/1/2014	7/18/2014*	63.47	62.26	63.47

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through July 18, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Mylan Inc.

According to publicly available information, Mylan Inc. (“Mylan”) is a global pharmaceutical company that develops, licenses, manufactures, markets and distributes generic, branded generic and specialty pharmaceuticals.

Information filed by Mylan with the SEC can be located by reference to its SEC file number: 001-09114.  Mylan’s common stock is listed on The NASDAQ Stock Market under the ticker symbol “MYL.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Mylan, based on its daily closing prices.  The graph below sets forth the performance of the common stock of Mylan from January 2, 2008 to July 18, 2014, based on the daily closing prices of the common stock of Mylan.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	15.40	10.33	11.60
4/1/2008	6/30/2008	13.35	11.40	12.07

FWP-19

7/1/2008	9/30/2008	14.02	10.85	11.42
10/1/2008	12/31/2008	11.28	5.77	9.89
1/1/2009	3/31/2009	13.69	9.86	13.41
4/1/2009	6/30/2009	14.60	12.58	13.05
7/1/2009	9/30/2009	16.21	12.10	16.01
10/1/2009	12/31/2009	19.04	15.59	18.43
1/1/2010	3/31/2010	22.92	17.41	22.71
4/1/2010	6/30/2010	23.25	17.04	17.04
7/1/2010	9/30/2010	18.92	16.86	18.81
10/1/2010	12/31/2010	21.42	18.40	21.13
1/1/2011	3/31/2011	23.96	21.14	22.66
4/1/2011	6/30/2011	25.23	22.04	24.67
7/1/2011	9/30/2011	24.98	16.99	16.99
10/1/2011	12/31/2011	21.83	16.16	21.46
1/1/2012	3/31/2012	23.69	20.75	23.45
4/1/2012	6/30/2012	23.54	20.64	21.37
7/1/2012	9/30/2012	24.55	21.54	24.37
10/1/2012	12/31/2012	28.30	23.44	27.45
1/1/2013	3/31/2013	31.01	27.54	28.96
4/1/2013	6/30/2013	31.87	27.96	31.03
7/1/2013	9/30/2013	38.95	30.37	38.17
10/1/2013	12/31/2013	44.50	37.87	43.40
1/1/2014	3/31/2014	57.20	42.26	48.83
4/1/2014	6/30/2014	52.10	45.72	51.56
7/1/2014	7/18/2014*	52.17	50.06	51.90

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through July 18, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

FWP-20

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Perrigo Company plc

According to publicly available information, Perrigo Company plc (“Perrigo”), an Irish company, is a global healthcare supplier that develops, manufactures and distributes over-the-counter and generic prescription pharmaceuticals, nutritional products and active pharmaceutical ingredients, and has a specialty sciences business composed of assets focused predominantly on the treatment of multiple sclerosis.  Perrigo became the successor SEC registrant to Perrigo Company on December 18, 2013, in connection with the consummation of Perrigo’s acquisition of Elan Corporation, plc and a related merger as a result of which Perrigo Company and Elan Corporation, plc became wholly owned subsidiaries of Perrigo.

Information filed by Perrigo with the SEC can be located by reference to its SEC file number: 001-36353.  Perrigo’s ordinary shares are listed on the New York Stock Exchange under the ticker symbol “PRGO.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common shares of Perrigo Company and the ordinary shares of Perrigo, based on their daily closing prices.  The graph below sets forth the performance of the common shares of Perrigo Company from January 2, 2008 to December 19, 2013, and the ordinary shares of Perrigo from December 20, 2013 to July 18, 2014, based on the daily closing prices of the common shares of Perrigo Company and the ordinary shares of Perrigo.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	38.81	30.11	37.73
4/1/2008	6/30/2008	42.36	31.77	31.77
7/1/2008	9/30/2008	39.68	31.80	38.46
10/1/2008	12/31/2008	37.86	28.26	32.31
1/1/2009	3/31/2009	31.62	18.89	24.83
4/1/2009	6/30/2009	28.14	23.53	27.78
7/1/2009	9/30/2009	33.99	26.50	33.99
10/1/2009	12/31/2009	40.84	33.69	39.83
1/1/2010	3/31/2010	58.72	37.78	58.72
4/1/2010	6/30/2010	64.35	55.82	59.07
7/1/2010	9/30/2010	66.64	55.12	64.22
10/1/2010	12/31/2010	68.00	59.07	63.33

FWP-21

1/1/2011	3/31/2011	79.52	63.17	79.52
4/1/2011	6/30/2011	91.75	79.86	87.87
7/1/2011	9/30/2011	98.53	77.19	97.11
10/1/2011	12/31/2011	102.47	88.15	97.30
1/1/2012	3/31/2012	107.12	93.13	103.31
4/1/2012	6/30/2012	117.93	99.08	117.93
7/1/2012	9/30/2012	118.74	106.93	116.17
10/1/2012	12/31/2012	119.97	100.56	104.03
1/1/2013	3/31/2013	118.74	99.25	118.74
4/1/2013	6/30/2013	121.16	113.14	121.00
7/1/2013	9/30/2013	134.23	116.83	123.38
10/1/2013	12/31/2013	156.88	125.11	153.46
1/1/2014	3/31/2014	167.60	145.74	154.66
4/1/2014	6/30/2014	157.20	126.87	145.76
7/1/2014	7/18/2014*	158.85	146.15	154.81

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through July 18, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

†The vertical dotted line in the graph indicates December 19, 2013, which was the first day of trading for the ordinary shares of Perrigo.  In the graph, the performance to the left of the vertical dotted line reflects the common shares of Perrigo Company and the performance to the right of the vertical dotted line reflects the ordinary shares of Perrigo.

Zoetis Inc.

According to publicly available information, Zoetis Inc. (“Zoetis”) engages in the discovery, development, manufacture and commercialization of animal health medicines and vaccines.

Information filed by Zoetis with the SEC can be located by reference to its SEC file number: 001-35797.  Zoetis’s common stock is listed on the New York Stock Exchange under the ticker symbol “ZTS.”

FWP-22

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Zoetis, based on its daily closing prices.  The graph below sets forth the performance of the common stock of Zoetis from February 1, 2013 to July 18, 2014, based on the daily closing prices of the common stock of Zoetis.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
2/1/2013*	3/31/2013	34.64	26.00	33.40
4/1/2013	6/30/2013	34.26	30.19	30.89
7/1/2013	9/30/2013	32.72	29.15	31.12
10/1/2013	12/31/2013	33.22	31.04	32.69
1/1/2014	3/31/2014	32.54	28.94	28.94
4/1/2014	6/30/2014	32.89	28.40	32.27
7/1/2014	7/18/2014**	32.91	32.21	32.69

* The common stock of Zoetis commenced trading on the New York Stock Exchange on February 1, 2013 and therefore has limited historical performance.  For this reason, available information for the first calendar quarter of 2013 includes data for the period from February 1, 2013 through March 31, 2013.  Accordingly, the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2013.

** Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through July 18, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Biogen Idec Inc.

According to publicly available information, Biogen Idec Inc. (“Biogen”) is a global biotechnology company focused on discovering, developing, manufacturing and marketing therapies for the treatment of multiple sclerosis and other autoimmune disorders, neurodegenerative diseases and hemophilia.

Information filed by Biogen with the SEC can be located by reference to its SEC file number: 000-19311.  Biogen’s common stock is listed on The NASDAQ Stock Market under the ticker symbol “BIIB.”

FWP-23

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Biogen, based on its daily closing prices.  The graph below sets forth the performance of the common stock of Biogen from January 2, 2008 to July 18, 2014, based on the daily closing prices of the common stock of Biogen.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	63.29	54.74	61.69
4/1/2008	6/30/2008	66.43	55.89	55.89
7/1/2008	9/30/2008	71.38	45.37	50.29
10/1/2008	12/31/2008	50.50	39.02	47.63
1/1/2009	3/31/2009	53.28	43.64	52.42
4/1/2009	6/30/2009	53.64	45.15	45.15
7/1/2009	9/30/2009	51.55	44.49	50.52
10/1/2009	12/31/2009	53.70	42.13	53.50
1/1/2010	3/31/2010	59.84	52.67	57.39
4/1/2010	6/30/2010	57.53	46.22	47.45
7/1/2010	9/30/2010	58.42	46.73	56.12
10/1/2010	12/31/2010	68.22	56.53	67.05
1/1/2011	3/31/2011	73.47	65.08	73.47
4/1/2011	6/30/2011	108.98	72.96	106.92
7/1/2011	9/30/2011	108.50	85.03	93.15
10/1/2011	12/31/2011	118.72	88.96	110.05
1/1/2012	3/31/2012	126.48	113.50	126.00
4/1/2012	6/30/2012	144.38	125.02	144.38
7/1/2012	9/30/2012	156.06	139.23	149.21
10/1/2012	12/31/2012	154.22	135.61	146.37
1/1/2013	3/31/2013	192.62	142.82	192.62
4/1/2013	6/30/2013	240.86	192.77	215.20
7/1/2013	9/30/2013	248.13	206.53	240.76
10/1/2013	12/31/2013	295.88	223.85	279.57
1/1/2014	3/31/2014	351.94	273.52	305.87
4/1/2014	6/30/2014	320.13	274.00	315.31
7/1/2014	7/18/2014*	331.15	299.29	304.10

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through July 18, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

FWP-24

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Celgene Corporation

According to publicly available information, Celgene Corporation (“Celgene”) is a global biopharmaceutical company primarily engaged in the discovery, development and commercialization of therapies designed to treat cancer and immune-inflammatory related diseases.

Information filed by Celgene with the SEC can be located by reference to its SEC file number: 001-34912.  Celgene’s common stock is listed on The NASDAQ Stock Market under the ticker symbol “CELG.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Celgene, based on its daily closing prices.  The graph below sets forth the performance of the common stock of Celgene from January 2, 2008 to July 18, 2014, based on the daily closing prices of the common stock of Celgene.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	30.91	23.15	30.65
4/1/2008	6/30/2008	32.82	28.45	31.94
7/1/2008	9/30/2008	38.51	28.00	31.64
10/1/2008	12/31/2008	32.62	23.63	27.64
1/1/2009	3/31/2009	28.25	19.98	22.20
4/1/2009	6/30/2009	24.17	19.01	23.92
7/1/2009	9/30/2009	28.90	23.01	27.95
10/1/2009	12/31/2009	28.66	25.11	27.84
1/1/2010	3/31/2010	32.51	27.39	30.98
4/1/2010	6/30/2010	31.70	25.41	25.41
7/1/2010	9/30/2010	29.23	24.51	28.81
10/1/2010	12/31/2010	31.48	27.82	29.57
1/1/2011	3/31/2011	30.01	24.75	28.79
4/1/2011	6/30/2011	30.48	27.68	30.16
7/1/2011	9/30/2011	32.78	25.93	30.96

FWP-25

10/1/2011	12/31/2011	34.01	30.12	33.80
1/1/2012	3/31/2012	39.25	33.61	38.76
4/1/2012	6/30/2012	40.15	29.72	32.08
7/1/2012	9/30/2012	38.64	31.48	38.20
10/1/2012	12/31/2012	41.04	35.65	39.24
1/1/2013	3/31/2013	57.96	40.55	57.96
4/1/2013	6/30/2013	65.09	56.10	58.49
7/1/2013	9/30/2013	77.31	59.46	77.07
10/1/2013	12/31/2013	85.39	72.25	84.48
1/1/2014	3/31/2014	85.97	69.65	69.80
4/1/2014	6/30/2014	86.80	68.45	85.88
7/1/2014	7/18/2014*	90.19	83.13	85.06

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through July 18, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Valeant Pharmaceuticals International, Inc.

According to publicly available information, Valeant Pharmaceuticals International, Inc. (“Valeant”), a Canadian company, is a pharmaceutical and medical device company.

Information filed by Valeant with the SEC can be located by reference to its SEC file number: 001-14956.  Valeant’s common shares are listed on the New York Stock Exchange under the ticker symbol “VRX.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common shares of Valeant, based on its daily closing prices.  The graph below sets forth the performance of the common shares of Valeant from January 2, 2008 to July 18, 2014, based on the daily closing prices of the common shares of Valeant.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	14.72	10.65	10.65

FWP-26

4/1/2008	6/30/2008	12.87	9.65	9.65
7/1/2008	9/30/2008	11.02	9.30	9.77
10/1/2008	12/31/2008	9.85	7.39	9.45
1/1/2009	3/31/2009	11.92	9.65	10.95
4/1/2009	6/30/2009	13.70	10.05	13.45
7/1/2009	9/30/2009	15.43	12.35	15.43
10/1/2009	12/31/2009	14.90	13.02	13.96
1/1/2010	3/31/2010	16.86	13.74	16.77
4/1/2010	6/30/2010	19.76	13.84	19.24
7/1/2010	9/30/2010	27.19	18.50	25.05
10/1/2010	12/31/2010	30.28	24.59	28.29
1/1/2011	3/31/2011	50.08	28.85	49.81
4/1/2011	6/30/2011	54.05	48.24	51.96
7/1/2011	9/30/2011	56.73	36.45	37.12
10/1/2011	12/31/2011	47.11	33.85	46.69
1/1/2012	3/31/2012	55.58	46.49	53.69
4/1/2012	6/30/2012	56.45	43.73	44.79
7/1/2012	9/30/2012	60.19	44.87	55.27
10/1/2012	12/31/2012	61.03	53.32	59.77
1/1/2013	3/31/2013	75.02	60.71	75.02
4/1/2013	6/30/2013	91.80	71.79	86.08
7/1/2013	9/30/2013	106.12	88.00	104.33
10/1/2013	12/31/2013	117.42	103.04	117.40
1/1/2014	3/31/2014	148.00	112.62	131.83
4/1/2014	6/30/2014	138.13	116.99	126.12
7/1/2014	7/18/2014*	126.00	119.45	121.97

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through July 18, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

FWP-27

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Illumina, Inc.

According to publicly available information, Illumina, Inc. (“Illumina”) is a developer, manufacturer and marketer of life science tools and integrated systems for the analysis of genetic variation and function.

Information filed by Illumina with the SEC can be located by reference to its SEC file number: 001-35406.  Illumina’s common stock is listed on The NASDAQ Stock Market under the ticker symbol “ILMN.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Illumina, based on its daily closing prices.  The graph below sets forth the performance of the common stock of Illumina from January 2, 2008 to July 18, 2014, based on the daily closing prices of the common stock of Illumina.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	37.95	28.38	37.95
4/1/2008	6/30/2008	43.56	35.68	43.56
7/1/2008	9/30/2008	47.05	39.94	40.53
10/1/2008	12/31/2008	38.92	19.83	26.05
1/1/2009	3/31/2009	38.87	23.43	37.24
4/1/2009	6/30/2009	39.53	34.27	38.94
7/1/2009	9/30/2009	42.50	31.10	42.50
10/1/2009	12/31/2009	43.74	26.50	30.68
1/1/2010	3/31/2010	40.51	30.35	38.90
4/1/2010	6/30/2010	45.06	36.91	43.53
7/1/2010	9/30/2010	50.17	41.26	49.20
10/1/2010	12/31/2010	65.50	48.54	63.34
1/1/2011	3/31/2011	73.76	62.11	70.07
4/1/2011	6/30/2011	76.26	66.62	75.15
7/1/2011	9/30/2011	77.88	40.92	40.92
10/1/2011	12/31/2011	40.01	25.96	30.48

FWP-28

1/1/2012	3/31/2012	55.15	31.43	52.61
4/1/2012	6/30/2012	52.62	38.82	40.39
7/1/2012	9/30/2012	48.48	39.41	48.19
10/1/2012	12/31/2012	56.39	45.19	55.59
1/1/2013	3/31/2013	55.55	48.36	53.98
4/1/2013	6/30/2013	74.95	54.24	74.84
7/1/2013	9/30/2013	85.34	73.36	80.83
10/1/2013	12/31/2013	110.59	75.58	110.59
1/1/2014	3/31/2014	179.54	108.61	148.66
4/1/2014	6/30/2014	178.54	131.05	178.54
7/1/2014	7/18/2014*	182.86	166.16	174.05

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through July 18, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Endo Health Solutions Inc.

According to publicly available information, Endo Health Solutions Inc. (“Endo Health”) is a healthcare company focused on branded and generic pharmaceuticals and devices.

Information filed by Endo Health with the SEC can be located by reference to its SEC file number: 001-15989.  Endo Health’s common stock is listed on The NASDAQ Stock Market under the ticker symbol “ENDP.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Endo Health, based on its daily closing prices.  The graph below sets forth the performance of the common stock of Endo Health from January 2, 2008 to July 18, 2014, based on the daily closing prices of the common stock of Endo Health.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	28.12	22.70	23.94
4/1/2008	6/30/2008	26.28	23.66	24.19

FWP-29

7/1/2008	9/30/2008	25.19	19.92	20.00
10/1/2008	12/31/2008	25.88	14.62	25.88
1/1/2009	3/31/2009	26.08	16.42	17.68
4/1/2009	6/30/2009	18.52	15.83	17.92
7/1/2009	9/30/2009	23.07	17.09	22.63
10/1/2009	12/31/2009	23.97	19.51	20.52
1/1/2010	3/31/2010	24.82	19.51	23.69
4/1/2010	6/30/2010	24.23	20.22	21.82
7/1/2010	9/30/2010	33.24	22.05	33.24
10/1/2010	12/31/2010	37.13	32.88	35.71
1/1/2011	3/31/2011	38.16	33.22	38.16
4/1/2011	6/30/2011	42.65	38.24	40.17
7/1/2011	9/30/2011	41.73	27.15	27.99
10/1/2011	12/31/2011	36.04	26.51	34.53
1/1/2012	3/31/2012	39.01	33.80	38.73
4/1/2012	6/30/2012	38.79	29.03	30.98
7/1/2012	9/30/2012	33.68	29.21	31.72
10/1/2012	12/31/2012	32.43	25.60	26.23
1/1/2013	3/31/2013	31.66	25.06	30.76
4/1/2013	6/30/2013	39.30	30.73	36.79
7/1/2013	9/30/2013	45.61	36.30	45.44
10/1/2013	12/31/2013	67.46	43.64	67.46
1/1/2014	3/31/2014	81.49	64.30	68.65
4/1/2014	6/30/2014	73.94	56.28	70.02
7/1/2014	7/18/2014*	70.48	65.74	67.25

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through July 18, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

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PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Impax Laboratories, Inc.

According to publicly available information, Impax Laboratories, Inc. (“Impax”) is a pharmaceutical company engaged in the development, manufacture and marketing of bioequivalent pharmaceutical products, in addition to the development and marketing of branded products.

Information filed by Impax with the SEC can be located by reference to its SEC file number: 001-34263.  Impax’s common stock is listed on The NASDAQ Stock Market under the ticker symbol “IPXL.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Impax, based on its daily closing prices.  The graph below sets forth the performance of the common stock of Impax from March 16, 2009 to July 18, 2014, based on the daily closing prices of the common stock of Impax.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
3/16/2009*	3/31/2009	7.74	2.50	5.24
4/1/2009	6/30/2009	7.59	4.89	7.36
7/1/2009	9/30/2009	9.10	7.02	8.74
10/1/2009	12/31/2009	13.87	8.59	13.61
1/1/2010	3/31/2010	18.05	13.00	17.88
4/1/2010	6/30/2010	21.62	16.66	19.06
7/1/2010	9/30/2010	19.80	15.63	19.80
10/1/2010	12/31/2010	21.86	17.91	20.11
1/1/2011	3/31/2011	25.52	20.30	25.45
4/1/2011	6/30/2011	28.73	20.21	21.79
7/1/2011	9/30/2011	21.86	15.26	17.91
10/1/2011	12/31/2011	20.75	16.53	20.17
1/1/2012	3/31/2012	24.58	18.64	24.58
4/1/2012	6/30/2012	25.31	20.18	20.27
7/1/2012	9/30/2012	26.64	19.67	25.96

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10/1/2012	12/31/2012	27.02	19.67	20.49
1/1/2013	3/31/2013	22.00	14.80	15.44
4/1/2013	6/30/2013	19.94	15.29	19.94
7/1/2013	9/30/2013	21.74	19.89	20.47
10/1/2013	12/31/2013	25.14	19.42	25.14
1/1/2014	3/31/2014	27.91	22.02	26.42
4/1/2014	6/30/2014	30.68	23.60	29.99
7/1/2014	7/18/2014**	30.74	27.72	28.88

* The common stock of Impax was delisted by The NASDAQ Stock Market on August 8, 2005 due to its failure to file its annual report on Form 10-K for the year ended December 31, 2004 and quarterly report on Form 10-Q for the quarter ended March 31, 2005.  On December 29, 2006, the SEC suspended all trading in the common stock of Impax until January 16, 2007 and instituted an administrative proceeding to determine whether, in light of its reporting delinquency, to suspend or revoke the registration of its common stock under Section 12 of the Exchange Act.  On May 23, 2008, the registration of the common stock of Impax under Section 12 of the Exchange Act was revoked and brokers and dealers were prohibited from effecting transactions in the common stock of Impax.  On December 9, 2008, the common stock of Impax again became registered under Section 12 of the Exchange Act. On March 16, 2009, the common stock of Impax commenced trading on The NASDAQ Stock Market.  For this reason, Impax has a limited performance history and available information for the second calendar quarter of 2009 includes data for the period from March 16, 2009 through March 31, 2009.  Accordingly, the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2009.

** Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through July 18, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Gilead Sciences, Inc.

According to publicly available information, Gilead Sciences, Inc. (“Gilead”) is a research-based biopharmaceutical company that discovers, develops and commercializes medicines in areas of unmet medical need.  Gilead’s primary areas of focus include human immunodeficiency virus, liver diseases such as chronic hepatitis B virus infection and chronic hepatitis C virus infection, oncology/inflammation and serious cardiovascular and respiratory conditions.

Information filed by Gilead with the SEC can be located by reference to its SEC file number: 000-19731.  Gilead’s common stock is listed on The NASDAQ Stock Exchange under the ticker symbol “GILD.”

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Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Gilead, based on its daily closing prices.  The graph below sets forth the performance of the common stock of Gilead from January 2, 2008 to July 18, 2014, based on the daily closing prices of the common stock of Gilead.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	25.77	21.46	25.77
4/1/2008	6/30/2008	28.32	24.98	26.48
7/1/2008	9/30/2008	28.55	21.22	22.82
10/1/2008	12/31/2008	25.67	18.74	25.57
1/1/2009	3/31/2009	26.40	21.86	23.16
4/1/2009	6/30/2009	24.19	20.72	23.42
7/1/2009	9/30/2009	24.91	22.12	23.25
10/1/2009	12/31/2009	23.75	21.28	21.64
1/1/2010	3/31/2010	24.73	21.63	22.74
4/1/2010	6/30/2010	23.18	16.46	17.14
7/1/2010	9/30/2010	18.28	15.92	17.81
10/1/2010	12/31/2010	20.17	17.68	18.12
1/1/2011	3/31/2011	21.26	18.29	21.24
4/1/2011	6/30/2011	21.41	19.42	20.71
7/1/2011	9/30/2011	21.61	17.67	19.40
10/1/2011	12/31/2011	21.40	18.13	20.47
1/1/2012	3/31/2012	28.01	20.93	24.43
4/1/2012	6/30/2012	26.36	22.71	25.64
7/1/2012	9/30/2012	33.88	25.33	33.17
10/1/2012	12/31/2012	38.17	32.43	36.73
1/1/2013	3/31/2013	48.94	37.48	48.94
4/1/2013	6/30/2013	56.47	47.20	51.27
7/1/2013	9/30/2013	64.32	51.66	62.87
10/1/2013	12/31/2013	75.20	58.90	75.10
1/1/2014	3/31/2014	83.95	68.55	70.86
4/1/2014	6/30/2014	83.02	65.48	82.91
7/1/2014	7/18/2014*	89.85	85.07	89.19

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through July 18, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

FWP-33

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Certain Employee Retirement Income Security Act Considerations

Your purchase of a Note in an Individual Retirement Account (an “IRA”), will be deemed to be a representation and warranty by you, as a fiduciary of the IRA and also on behalf of the IRA, that (i) neither the Issuer, the placement agent nor any of their respective affiliates has or exercises any discretionary authority or control or acts in a fiduciary capacity with respect to the IRA assets used to purchase the Note or renders investment advice (within the meaning of Section 3(21)(A)(ii) of the Employee Retirement Income Security Act (“ERISA”)) with respect to any such IRA assets and (ii) in connection with the purchase of the Note, the IRA will pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA) and in connection with any redemption of the Note pursuant to its terms will receive at least adequate consideration, and, in making the foregoing representations and warranties, you have (x) applied sound business principles in determining whether fair market value will be paid, and (y) made such determination acting in good faith.

Additional Information Regarding Our Estimated Value of the Notes

The final terms for the Notes will be determined on the date the Notes are initially priced for sale to the public (the “Pricing Date”) based on prevailing market conditions on the Pricing Date, and will be communicated to investors either orally or in a final pricing supplement.

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates.  Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market.  Our estimated value on the Pricing Date is based on our internal funding rates.  Our estimated value of the Notes may be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Notes on the Pricing Date is expected to be less than the initial issue price of the Notes.  The difference between the initial issue price of the Notes and our estimated value of the Notes is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost that we may incur in hedging our obligations under the Notes, and estimated development and other costs that we may incur in connection with the Notes.

Our estimated value on the Pricing Date is not a prediction of the price at which the Notes may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Notes in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Notes in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the Pricing Date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Pricing Date for a temporary period expected to be approximately three months after the initial Issue Date of the Notes because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes

FWP-34

that we will no longer expect to incur over the term of the Notes.  We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Notes and any agreement we may have with the distributors of the Notes.  The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial Issue Date of the Notes based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page FWP-5 of this free writing prospectus.

You may revoke your offer to purchase the Notes at any time prior to the Pricing Date.  We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their Pricing Date.  In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes in which case we may reject your offer to purchase.

Supplemental Plan of Distribution

JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC will act as placement agents for the Notes pursuant to separate placement agency agreements with the Issuer and will receive a fee pursuant to its agreement that will not exceed $7.50 per $1,000 principal amount Note.  J.P. Morgan Securities LLC may act on behalf of an affiliate and may reallow all or a portion of fees received in connection with the distribution of the Notes to such affiliate.

FWP-35